AFFILIATED UNDERWRITINGS (RULE 10F-3) FORM





1.	Security Purchased:    MS 1.75%  02/25/2016

2.	Cusip Number: 61746BDG8

3.	Date of Purchase:  2/20/2013

4.	Broker Name:        Morgan Stanley
(Cannot purchase directly from PNC
Affiliated Underwriter)

5.	The purchase of the security is determined by a person
who has portfolio management
responsibility for PNC Bank to be a sound acquisition for PNC Bank on the basis of PNC Bank's investment guidelines, which may include the following (i) investment objectives: (ii) tax-exempt targets; (iii) maturity targets; (iv) duration / convexity; (v) diversification; (vi)spread; and any other considerations pertinent to the account:

Yes______X__     No________(only for separately
managed accounts subadvised
      by PNC Capital)

6.	Issuer:  Morgan Stanley

7.	Name of Affiliated Underwriter (as defined in PNC Funds',
PNC Advantage's, and PNC Capital's procedures) managing or participating in syndicate (attach list of all members of syndicate):
PNC Capital Markets LLC

8.	 Aggregate principal amount
 of purchase:   $3,000,000       ______

9.	Aggregate principal amount
 of offering:   $1,250,000,000

10.	Purchase price (net of fees and expenses):  99.811

11.	Date offering commenced:  February 20, 2013

12.	Offering price at end of first day on which any sales
were made:  99.811

13.	Commission, spread or profit:

14.	Have the following conditions been satisfied:  YES  or  NO
 a. Does the account's governing
document(s) allow for this    security
to be purchased?
_____YES___

b. The securities are a part of an
issue registered under the Securities
Act of 1933, as amended, which is being
offered to the public, or are Eligible
Municipal Securities or are securities
sold in an Eligible Foreign Offering,
or are securities sold in an Eligible
Rule 144A Offering.
___YES____

c. The securities were purchased prior
to the end of the first full day on
which any sales were made, at a price
that was not more than the price paid
by each other purchaser of securities
in that offering or in any concurrent
offering of the securities (except, in
the case of an Eligible Foreign
Offering, for any rights to purchase
required by law to be granted to
existing security holders of the
issuer) or, if a rights offering, the
securities were purchased on or before
the fourth day preceding the day on
which  the rights offering terminated.
____YES_____
_

d. The underwriting was a firm
commitment underwriting?
____YES_____

e. The commission, spread or profit was
reasonable and fair in relation to that
being received by others for
underwriting similar securities during
the same period?
____YES_____

f. In respect of any securities other
than Eligible Municipal Securities, the
issuer of such securities has been in
continuous operation for not less than
three years (including the operations
of predecessors).
____YES_____

g. The amount of such securities
purchased by the account(s)  and any
other investment companies advised by
PNC Capital Advisors, LLC did not
exceed (i) if purchased in an offering
other than an Eligible Rule 144A
Offering, 25% of the principal amount
of the securities being offered, or
(ii) if purchased in an Eligible Rule
144A Offering, 25% of the total of (A)
the principal amount of the class of
securities being offered that were sold
by underwriters or members of the
selling syndicate to qualified
institutional buyers (as defined in
Rule 144A(a)(1) under the Securities
Act of 1933, as amended), plus (B) the
principal amount of the class of
securities being offered in any
concurrent offering.
____YES_____

h. No Affiliated Underwriter was a
direct or indirect participant in, or
benefited directly or indirectly from,
the purchase?
_____YES____
_

      Portfolio Manager(s) (Name):
      ____Mark Lozina / Rich Mears____________________
     Date: __2/25/2013________________

      Board of Trustees Review Date (PNC Funds & PNC Advantage
Funds):  ______

Account Information (please list accounts below or attach a worksheet with the following information included):

Revised allocation 2/25/13

Account
Par
Exec Price

carm0020
585000
99.811

cn000961
105000
99.811

cp001275
90000
99.811

cp004151
85000
99.811

cp004152
355000
99.811

cp004190
60000
99.811

cp004584
90000
99.811

cp004900
55000
99.811

cp005005
70000
99.811

cp007559
250000
99.811

cp007774
65000
99.811

cp007817
70000
99.811

cpx00948
255000
99.811

cx000080
150000
99.811

cx000273
65000
99.811

cx000314
250000
99.811

cx000337
70000
99.811

cx000345
235000
99.811

cx000382
95000
99.811

Original allocation 2/20/13

cn000099
285000
ERISA

cn000143
60000
ERISA

cn000961
105000
NA

cp000994
240000
ERISA

cp001275
90000
NA

cp004151
85000
NA

cp004152
355000
NA

cp004190
60000
NA

cp004584
90000
NA

cp004900
55000
NA

cp005005
70000
NA

cp007559
250000
NA

cp007774
65000
NA

cp007817
70000
NA

cpx00948
255000
NA

cx000080
150000
NA

cx000273
65000
NA

cx000314
250000
NA

cx000337
70000
NA

cx000345
235000
NA

cx000382
95000
NA


Reallocation explanation
On 2/20, the TFI team participated in a new issue in the primary market. Morgan Stanley confirmed they were the sole underwriter on the new deal. However, on 2/25 PNC's control room sent an updated underwriting list that included this security. TFI immediately contacted the control room who confirmed that PNC had been added to the deal.
In the initial allocation, three ERISA accounts participated in the new deal (cn000099, cn000143 and cp000994). Once PNC was added to the underwriting deal, TFI examined the accounts and possible solutions. The chosen approach was to reallocate the new issue. The team originally requested $14MM bonds, but only received $3MM. Now that 585,000 par was available, the team reviewed all possible accounts and noted that the Limited Maturity Bond Fund should be added to the allocation and will receive the full 585k from the ERISA accounts.
CN000099 and cp000994 both sold a Morgan Stanley 2015 bond (61747YCL7) to purchase the 2016 new issue. The Fund also held the Morgan Stanley 2015 bond. Both the buy and sell transactions for both accounts were reallocated to the Fund (carm0020), thus leaving the accounts to appear untouched by the trades.
Cn000143 also reallocated the new issue to the Fund, but did not reallocate the sale. This account sold a Morgan Stanley 2014 (61747wak5) bond to fund the purchase. The Fund did not hold the 2014 bond. Instead, cp994 will leave the sale in place, reallocate the new issue deal to the Fund, and re-purchase the newly issued security in the secondary market, which is an approved practice for ERISA accounts. The difference in price between the secondary market and primary market was calculated to determine a net loss of $260.15. The client will be reimbursed for the loss.
The proper PCA controls were followed for the new issue deal and included confirmation from the lead underwriter that PNC was not part of the deal. The issue was escalated to the Capital Markets Compliance team for additional review.